Exhibit 4.4
Form of Note
THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AS EVIDENCED BY THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH OFFER OR SALE IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT) AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH NOTE.

No. [ ]	$[ ]
Date: November 1, 2007
BEIJING MED-PHARM CORPORATION
10.0% SENIOR SECURED PROMISSORY NOTE DUE
May 1, 2009
     THIS NOTE is one of a series of duly authorized and issued notes of Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), designated as its 10.0% Senior Secured Promissory Notes due May 1, 2009, in the aggregate principal amount of up to $23,000,000 (the “Notes”).
     FOR VALUE RECEIVED, the Company promises to pay to the order of [Holder] or its registered assigns (the “Holder”), the principal sum of [                    ] $(                    ) (the “Original Principal Amount”), on May 1, 2009 (the “Maturity Date”), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. Notwithstanding the foregoing, the Company hereby unconditionally promises to pay to the order of the Holder interest on any principal or interest payable hereunder that shall not be paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).
     Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.
     Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 8or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 8.
     1. Definitions. In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, dated as of October 31, 2007, between the Company and the Holder (the “Subscription Agreement”), and (b) the following terms have the meanings indicated:
     “Bankruptcy Event” means that the Company or any Subsidiary shall commence, or there shall be commenced against the Company or any Subsidiary under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary or there is commenced against the Company or any Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Subsidiary makes a general assignment for the benefit of creditors; or the Company or any

Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary for the purpose of effecting any of the foregoing.
     “Business Day” means any day except Saturday, Sunday and any day that shall be a federal legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other governmental action to close.
     “Change of Control” means the occurrence of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any current holder of convertible securities of the Company shall not constitute a Change of Control for purposes hereof); (ii) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof); (iii) the merger or consolidation of the Company with or into another entity as a result of which the holders of the voting securities of the Company immediately before such merger or consolidation do not hold fifty percent (50%) or more of the voting securities of the surviving or resulting entity; (iv) the sale of fifty percent (50%) or more of the assets of the Company and its subsidiaries on a consolidated basis; or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).
     “Company Prepayment Price” for any Notes which shall be subject to prepayment pursuant to Section 8(a), shall equal the sum of: (i) if the Company Notice Date is prior to May 1, 2008, 103%of the then outstanding principal amount of this Note; (ii) if the Company Notice Date is on or after May 1, 2008 but before November 1, 2008, 101% of the then outstanding principal amount of this Note; and (iii) 100% of the principal amount of this Note thereafter, plus all accrued but unpaid interest on the then outstanding principal amount.
     “Majority in Interest” means the holders of greater than fifty percent (50%) of the aggregate principal amount of Notes then outstanding.
     “Subsidiary” means (i) any “significant subsidiary,” as defined in Item 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, of the Company and (ii) Hong Kong Fly International Health Care Limited, a Hong Kong corporation.
     2. Interest. The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Note at the rate of 10.0% per annum, payable semi-annually in arrears on each May 1 and November 1, except if such date is not a Business Day, in which case such interest shall be payable on the next succeeding Business Day (each, an “Interest Payment Date”). The first Interest Payment Date shall be May 1, 2008.
     3. Ranking and Covenants.
     (a) No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Other than indebtedness to any commercial bank or other institutional lender of commercial loans and any renewal, refinancing or replacement thereof, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is not by its terms specifically subordinated in all respects to the Company’s obligations under the Notes, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby).
     (b) So long as any Notes are outstanding, the Company shall maintain in an escrow account established pursuant to the terms of the Escrow Agreement (as defined in the Subscription Agreement) (i) at all times, an amount equal to the interest to be paid with respect to all the Notes then outstanding on the next succeeding Interest Payment Date and (ii) at all times until December 31, 2008, during the period fifteen (15) days prior to the next succeeding Interest Payment Date, an amount equal to the interest to be paid with respect to all the Notes then outstanding on the next two succeeding Interest Payment Dates.
     (c) So long as any Notes are outstanding, the Company shall own, directly or indirectly, at least a 49% equity ownership interest in Sunstone Pharmaceutical Co., Ltd., a Hong Kong corporation.
     (d) So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition.
     4. Registration of Notes. The Company shall register the Notes upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.
     5. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. Notwithstanding anything herein to the contrary, the Company shall not be required at any time to register any transfer to a transferee and any transfer shall be void and of no force or effect unless the Note has been registered under the Securities Act or the Company has received an opinion of counsel reasonably acceptable to it stating that such transfer is exempt from the registration and prospectus delivery requirements of the Securities Act.
     6. Prepayment.
     (a) At any time upon delivery of a written notice to the Holder (a “Company Prepayment Notice” and the date such notice is delivered by the Company, the “Company Notice Date”), the Company shall be entitled to prepay all or any portion of the outstanding principal amount of this Note plus any accrued and unpaid interest thereon for an amount in cash equal to the Company Prepayment Price. Once delivered, the Company shall not be entitled to rescind a Company Prepayment Notice.
     (b) The Company Prepayment Price shall be due on the fifteenth Business Day immediately following the Company Notice Date. If any portion of the Company Prepayment Price shall not be timely paid by the Company, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Company Prepayment Price plus all such interest is paid in full, which payment shall constitute liquidated damages and not a penalty. In addition, if any portion of the Company Prepayment Price remains unpaid after such date, the Holder subject to such prepayment may elect by written notice to the Company to invalidate ab initio such Company Prepayment Notice with respect to the unpaid amount, notwithstanding anything herein contained to the contrary and no interest shall be owed to the Holder in respect thereof. If the Holder makes such an election, the principal amount of this Note, together with the accrued and unpaid interest thereon shall be reinstated with respect to such unpaid amount and the Company shall no longer have any prepayment rights under this Section 6.

     (c) Notwithstanding anything to the contrary herein, the Company may not elect a prepayment pursuant to Section 6(a)(i) unless the Company makes such prepayment election to all of the Holders on a pro rata basis, based on such Holders’ then outstanding principal amount of Notes.
     7. Events of Default.
     (a) “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
          (i) (A) any default in the payment (free of any claim of subordination) of any principal amount of the Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise), (B) any default in the payment (free of any claim of subordination) of interest in respect of any Notes, no later than the third Business Day after such interest become due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise), (C) any default by the Company in the performance of its covenants set forth in paragraphs 3(b) or 3(c) of this Note or (D) any default by the Company in the performance of any of its other covenants and obligations under this Note not listed in clauses (A), (B) or (C) above, which defaults remain uncured fifteen (15) Business Days after the Company receives written notice thereof from the Holder or a representative of the Holder;
          (ii) the Company or any Subsidiary defaults in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $1,000,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or
          (iii) any default by the Company of any of its obligations pursuant to the Pledge Agreement dated as of November 1, 2007 by and among the Company, Les Baledge, as Agent thereunder, and the holders of the Notes.
          (iv) the occurrence of a Bankruptcy Event.
     (b) At any time or times that an Event of Default has occurred and is continuing, the full unpaid principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
     (c) Upon the occurrence of any Bankruptcy Event, all amounts pursuant to Section 7(b) shall immediately become due and payable in full in cash, without any further action by the Holder.
     (d) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

     8. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing in the English language and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 prior to 5:00 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA 19482, facsimile: (610) 940-1676, attention Fred C. Powell, Chief Financial Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Company’s Noteholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 8.
     9. Miscellaneous.
     (a) Binding Nature of Note. This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company shall not be permitted to assign this Note.
     (b) Limitation of Rights. Subject to Section 9(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.
     (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS HAVING JURISDICTION OVER MONTGOMERY COUNTY, PENNSYLVANIA. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION OVER MONTGOMERY COUNTY, PENNSYLVANIA FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS NOTE), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS NOTE AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS NOTE OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES

INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.
     (d) Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.
     (e) Provisions Severable. In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.
     (f) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note of like tenor representing the outstanding principal.
     (g) Waiver and Amendment. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority in Interest or, or, in the case of a waiver, by the Majority in Interest; provided, that the Maturity Date hereof, the rate of interest payable hereunder, the Interest Payment Dates hereunder, and the currency in which any payments of principal of or interest on this Note shall be paid may not be waived or amended except in a written instrument signed by the Holder hereof. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
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     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

BEIJING MED-PHARM CORPORATION

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